UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2016, GMS Inc. (the “Company”) announced that Richard Alan Adams, age 56, will be promoted to serve in a newly formed position of Senior Vice President of Operations, effective December 21, 2016.  The Company’s divisional vice presidents will report to Mr. Adams in this new role.  Mr. Adams joined the Company in 1996 and served as the Company’s Vice President, Chief Accounting Officer, and Chief Technology Officer from August 2014 to September 2016 and as the Company’s Vice President and Chief Information Officer since September 2016.  Mr. Adams served as the Subsidiary Accounting Manager of the Company’s predecessor and wholly owned subsidiary, Gypsum Management and Supply, Inc., from March 1996 to May 2000, as its Controller from May 2000 to November 2013, and as its Chief Financial Officer from November 2013 to August 2014. Mr. Adams will continue to serve as the Company’s Chief Information Officer until his successor is named.

Mr. Adams does not have any family relationships with any executive officer or director of the Company.

Mr. Adams is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: December 21, 2016	By:	/s/ Craig D. Apolinsky
Name: Craig D. Apolinsky
Title: Vice President, General Counsel and Secretary

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